Exhibit 99.1

Sino-Global Enters Bitcoin Mining Machine Joint-Venture with Highsharp; Will Make Investment to Drive Product Development and Expansion

ROSLYN, N.Y., October 4, 2021 – Sino-Global Shipping America, Ltd. (NASDAQ: SINO) (“Sino-Global” or the “Company”) today announced it plans to enter a bitcoin mining machine joint-venture (“JV”) with Highsharp, a company focused on block-chain technology, hardware, software and technology management, and cloud computing. The JV’s scope will encompass collaborative engineering, technical development and commercialization of a proprietary bitcoin mining machine under the name Thor, with exclusive rights covering design production, intellectual property, branding, marketing and sales. In connection with entry into the JV, Sino-Global will make a $10 million investment in the next month to fund the JV’s operations.

The JV will develop, and be exclusively licensed to manufacture, market and sell the Thor Bitcoin Mining Machine worldwide. The JV will own all intellectual property rights related to the Thor Bitcoin Mining Machine, including without limitation any modifications and improvements thereof. The JV plans to file a utility patent application with the United States Patent and Trademark Office pursuant to United States’ patent laws and the Patent Cooperation Treaty (“PCT”) for its planned Thor Bitcoin Mining Machine.

Sino-Global has agreed to invest an estimated $50 million over the next few years to support work performed in the U.S., including but not limited to design, testing and integration. Sino-Global expects to use existing assets as well as future capital raises to fund such investment. Highsharp will be the exclusive designated supplier of high-performance computing chips for the JV. A separate purchase agreement shall be signed between the JV and Highsharp. The quantity and all other details of the purchasing shall be determined based on actual business volume of the JV.

Mr. Lei Cao, Chief Executive Officer of Sino-Global, commented, “This is a major strategic development for Sino-Global with the potential for significant long-term financial benefit. The name we chose underscores our JV’s considerable combined resources, market knowledge and capacity to address unmet demand for high-quality, reliable digital mining machines. Recent crypto policy changes combined with ongoing global component shortages have served to remove valuable digital mining production capacity. We intend to fill that vacuum and plan to move aggressively as we build greater value for Sino-Global and all shareholders.”

About Sino-Global Shipping America, Ltd. (NASDAQ: SINO)

Founded in the United States in 2001, Sino-Global Shipping America, Ltd. has been diversifying into the cryptocurrency market, while continuing to support and grow its shipping, chartering, logistics and related services business. Headquartered in New York, Sino-Global has offices in Los Angeles, Mainland China, Australia, Canada and Hong Kong. Additional information about Sino-Global can be found on the Company’s corporate website at www.sino-global.net.

Forward-Looking Statements

Certain statements made herein are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements include SINO’s estimated and future results of operations, business strategies, competitive position, industry environment and potential growth opportunities. In addition, there is uncertainty about the spread of the COVID-19 virus and the impact it will have on SINO’s operations, the demand for SINO’s products and services, global supply chains and economic activity in general. Moreover, the value of cryptocurrencies may fluctuate significantly over time, and the success of the JV and its products are not assured. These forward-looking statements reflect the current analysis of existing information and are subject to various risks and uncertainties. As a result, caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, our actual results may differ materially from our expectations or projections. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Additional information concerning these and other factors that may impact our expectations and projections will be found in our periodic filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2020. SINO’s SEC filings are available publicly on the SEC’s website at www.sec.gov. SINO disclaims any obligation to update the forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, please contact:

David Pasquale

Global IR Partners

New York Office Phone: +1-914-337-8801

SINO@globalirpartners.com